UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Greenbacker Renewable Energy Company LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Greenbacker Renewable Energy Company LLC

11 East 44th Street, Suite 1200

New York, NY 10017

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
ORIGINALLY SCHEDULED FOR MAY 26, 2020

The following Notice of Change of Date of Annual Meeting of Shareholders relates to and supplements the 2020 Notice of Annual Meeting of Shareholders (as supplemented by the Notice of Change of Location of Annual Meeting of Shareholders filed on May 8, 2020) and Proxy Statement (the “Proxy Statement”) of Greenbacker Renewable Energy Company LLC (the “Company”), filed with the Securities and Exchange Commission on April 2, 2020, which was subsequently supplemented on April 17, 2020, and mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company for use at the 2020 annual meeting of shareholders (the “Annual Meeting”) originally scheduled for Tuesday, May 26, 2020 at 9:00 a.m., Eastern Time.

On May 29, 2020, the Company issued the following press release related to a change in date of the Annual Meeting. As described below, the Annual Meeting will now be held on June 9, 2020 at 9:00 a.m. Eastern Time in a virtual-only meeting format. As there will not be a physical location, shareholders will not be able to vote their shares in person at the Annual Meeting. Shareholders will instead be able to vote their shares by submitting a proxy in advance of the Annual Meeting using one of the methods described in the proxy materials for the Annual Meeting, or by attending the Annual Meeting virtually following the instructions outlined in the Notice of Change of Date of Annual Meeting of Shareholders.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.